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                                                                   EXHIBIT 10.25

                          SECOND AMENDED AND RESTATED

                          LOAN AND SECURITY AGREEMENT
                      (Angeles Mortgage Investment Trust)

         This Amended and Restated Loan and Security Agreement is entered into as of July 25, 1995, by and between Imperial Bank, a California Banking Corporation ("Bank"), and Angeles Mortgage Investment Trust, a California business trust ("Borrower"), with respect to the following:

         A. Bank and Angeles Mortgage Partners, Ltd. ("AMPL") entered into that certain Loan and Security Agreement dated as of June 30, 1988 (the "Initial Loan Agreement").

         B. Pursuant to that certain Exchange of Assets Agreement dated as of January 1, 1989 between AMPL and Borrower, all assets of AMPL were transferred to Borrower; and Borrower assumed and agreed to pay, perform, fulfill and discharge all of the debts, liabilities, obligations, and agreement of AMPL, including the obligations of AMPL pursuant to the Initial Loan Agreement.

         C. Pursuant to that certain Amendment, Waiver and Consent dated as of June 12, 1989, Bank consented to the transactions referred to in Recital B, and the Initial Agreement was amended to substitute Borrower for AMPL for all purposes of the Initial Loan Agreement.

         D. Pursuant to that certain Amended and Restated Loan and Security Agreement dated as of June 25, 1990 (the "First Amended and Restated Loan Agreement"), the parties amended and restated the Initial Loan Agreement in certain respects.

         E. The parties have entered into various amendments to the First Amended and Restated Loan Agreement.

         F. The parties hereto now desire to further amend and restate the First Amended and Restated Loan Agreement, as heretofore amended (the First Amended and Restated Loan Agreement as so amended being hereinafter referred to as the "Existing Agreement"), to among other things: (i) modify the Commitment of Bank;
(ii) extend the Termination Date and (iii) modify certain of the provisions pertaining to the Collateral.

         NOW, THEREFORE, the parties hereto agree to amend and restate the Existing Agreement, as follows:
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         1. Definitions and Accounting Terms

                1.1 Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated for purposes of this Agreement:

                  "Advance" means a particular extension of credit or funding of all or any part of the Credit available hereunder as may be made from time to time during the term of the Agreement.

                  "Affiliate" means, when applied to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, that Person, and any director, officer or shareholder (and any family member of any of the foregoing) of such other Person. For the purposes of this definition, "control" (including with corresponding meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise; provided, that the term "Affiliate" as used herein shall not include MAE GP Corporation, or any other person or entity which might otherwise be determined to be an "Affiliate" of Borrower solely because it is an "Affiliate" of MAE GP.

                  "Agreement" means this Second Amended and Restated Loan and Security Agreement, as the same may be amended, supplemented or modified from time to time.

                  "Appraised Value" means as to any Property the fair market value thereof as determined by an appraiser satisfactory to Bank.

                  "Assigned Loan" means each outstanding mortgage and other loan heretofore made or during the Availability Period to be made by Borrower to any Person.

                  "Assignment" means the assignment in recordable form to Bank of the applicable Deed of Trust.

                  "Assigned Note" means each promissory note or other evidence of indebtedness delivered to the Bank with respect to the applicable Assigned Loan. An Assigned Note may be either a Cash Flow Note or Trust Note.

                  "Availability Period" means the period commencing on the date hereof and ending on the Termination Date, or, if such day is not a Lending Day, on the last Lending Day before such day.


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                  "Bank" shall have the meaning as defined in the introductory paragraph of this Agreement.

                  "Borrower" shall have the meaning as defined in the introductory paragraph of this agreement.

                  "Borrowing Base Collateral" means Collateral with respect to which Collateral Value has been ascribed as reflected in the applicable Borrowing Base Certificate referred to in Section 2.5(a) hereof.

                  "Cash Flow Note" means an Assigned Note in which the amount of monthly payment consists of the operating cash flow from the applicable Property less (i) the debt service with respect to mortgages which are prior to such Cash Flow Note, (ii) agreed upon capital expenditures and, (iii) annual partnership expenses not to exceed $37,500.

                  "Collateral" means any property granted to Bank as security for the obligations of Borrower pursuant to the Loan Documents.

                  "Collateral Value" means, as to the Borrowing Base Collateral, the sum of (i) .50 times the aggregate Net Value of all Eligible Trust Notes,
(ii) .25 times the aggregate Net Value of all Eligible Cash Flow Notes; and
(iii) the lower of (x) 10% of the aggregate Net Value of Assigned Notes which are not Eligible Trust Notes or Eligible Cash Flow Notes or (y) $500,000; provided, however, that Bank, in its sole discretion, upon notice to Borrower, may reduce the Collateral Value of any of the foregoing at any time.

                  "Commitment" means an amount equal to the lower of the aggregate Collateral Value of the Borrowing Base Collateral or Five Million Dollars ($5,000,000).

                  "Credit" means the credit described in Article 2 hereof.

                  "Debt" means the total of all items of indebtedness, obligation or liability (including, without limitation, any indebtedness, obligation or liability secured by a mortgage, pledge, lien, security interest or other encumbrance on properties whether or not assumed) as determined in accordance with GAAP.

                  "Declaration" means that certain Declaration of Trust of Borrower dated as of September 1, 1988.

                  "Deed of Trust" means each deed of trust and assignment of rents, mortgage or similar instrument in favor of


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Borrower, as lender, which secures the obligation of a Mortgagor to Borrower under the applicable Assigned Loan.

                  "Dollar(s)" or "$" means U.S. dollars in immediately available funds.

                  "Eligible Cash Flow Notes" means, as of any date, all Cash Flow Notes with respect to which all payments of principal and interest by the obligor on any obligation secured by the subject Property or Properties are no more than sixty (60) days past due (during the initial term or any extended term) according to the original or modified terms of payment (as approved by
Bank), except that Bank shall have the right in its sole and absolute discretion to exclude at any time any Cash Flow Note from the definition of Eligible Cash Flow Notes.

                  "Eligible Trust Notes" means, as of any date, all Trust Notes with respect to which all payments of principal and interest by the obligor on any obligation secured by the subject Property or Properties are no more than sixty (60) days past due (during the initial term or any extended term) according to the original or modified terms of payment (as approved by Bank), except that Bank shall have the right in its sole and absolute discretion to exclude at any time any Trust Note from the definition of Eligible Trust Notes.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Event of Default" means any event listed in Article 9 hereof.

                  "GAAP" means generally accepted accounting principles as set forth in the Opinions of the Accounting Principles Board of the America Institute of Certified Public Accountants, in statements of the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession, which are applicable in the circumstances as of the date in question, and the requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

                  "Hazardous Materials" shall have the meaning as defined in
Section 5.16(c) hereof.

                  "Indemnitees" shall have the meaning as defined in Section
10.10 hereof.

                  "Laws" shall have the meaning as defined in Section 5.16(d) hereof.


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                  "Lending Day" means a day other than a Saturday on which banks are open for business in Los Angeles, California.

                  "Lending Office" means the Los Angeles Regional Office of Bank, 201 North Figueroa Street, Los Angeles, California 90012 or such other of its branches or offices as Bank may from time to time designate.

                  "Loan Documents" means this Agreement, the Assignments, the Assigned Notes, the Deeds of Trust, the Title Policies, and any other instrument or agreement required hereunder or thereunder.

                  "Mortgagor" means any Person who is an owner of Property and an obligor under an Assigned Loan.

                  "Net Value" means, as to any Assigned Note, the lower of (a) the remaining principal balance of such Assigned Note, (b) the value of such Assigned Note on the records of Borrower or (c) 80% of the Appraised Value of the Property securing such Assigned Note, less, in each case, the amount of all existing security interests, encumbrances and liens on the applicable Property other than the security interest in favor of Borrower.

                  "Obligations" means all loans, advances, debts, liabilities, obligations, covenants and duties owing by Borrower to Bank of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or any other Loan Document or under any other agreement, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, opening or amendment of a letter of credit or payment of any draft drawn thereunder, indemnification or in any other manner, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interests, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to Borrower under this Agreement or any other agreement.

                  "Person" means a corporation, association, partnership, trust, organization, business, individual or government or governmental agency or political subdivision thereof.

                  "Plan" means any employee pension plan maintained or contributed to by Borrower or any Subsidiary, or by any trade or business under common control (within the meaning of ERISA) with Borrower or any Subsidiary.

                  "Property" means all real and personal property pledged as security under any Assigned Loan.


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                  "Prime Rate" means the floating commercial loan reference
rate, announced by Bank from time to time as its "prime rate," which interest rate may not necessarily be the lowest interest rate at which Bank is willing to extend credit facilities.

                  "Real Estate Investment Trust" means "Real Estate Investment Trust" as defined in Section 856 of the Internal Revenue Code of 1986 (the "Code"), or such other entity as may, under the corresponding section or sections of any United States Income Tax Law at the time in effect, be entitled to substantially the same treatment or benefits in respect of liability for federal income taxes as that to which a "Real Estate Investment Trust", as so defined, is entitled pursuant to Sections 856 through 860 of the Code.

                  "Reportable Event" as used herein shall have the same meaning given such term in Section 4043 of ERISA and any regulations promulgated thereunder.

                  "Revolving Note" means the note executed by Borrower in favor of Bank in accordance with the provisions of Section 2.3 hereof, and all extensions, replacements and substitutions thereof.

                  "Subordinated Debt" means any Debt which by its terms is subordinate in payment and lien priority to Borrower's Debt to Bank upon terms acceptable to Bank in its sole discretion.

                  "Subsidiary" means any corporation, partnership, trust, or other entity of which at least a majority of the outstanding stock (or equivalent ownership or controlling interest) having ordinary voting power, in the absence of contingencies, to elect a majority of the directors of such corporation (if a corporation) or to select a trustee or equivalent controlling interest shall, at the time, be directly or indirectly owned by Borrower.

                  "Tangible Net Worth" means, as at any date of determination, the total of Borrower's capital stock, additional paid-in capital and retained earnings determined in accordance with GAAP less the aggregate of (i) intangible assets (including, without limitation, goodwill, trademarks, service marks, patents, copyrights, patent applications, research and development expenses, and organizational expenses), (ii) treasury securities, (iii) all capital stock that is obligated to be redeemed (whether by maturity, mandatory redemption, sinking fund obligations or otherwise), (iv) the unamortized portion of the capitalized costs of issuing securities, (v) all sums held in (or designated for) a sinking or analogous fund established for the purpose of redeeming, retiring or prepaying securities which are not already


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deducted pursuant to clause (iii) above, (vi) securities issued by Persons other than Affiliates of the Borrower which are not readily marketable, (vii) all established reserves that are not deducted on the balance sheet from the assets to which they relate, (viii) amounts due from Affiliates, officers, directors, stockholders, and (ix) other similar assets.

                  "Termination Date" means July 31, 1996.

                  "Title Policy" means an ALTA Loan Policy or Policies of Title Insurance (October 17, 1970 Form) with respect to the applicable Property or Properties with such additional endorsements as Bank shall reasonably require, from a title insurer acceptable to Bank ("Title Policy") with a liability limit of not less than the amount of the applicable Advance. The Title Policy or Policies shall show fee simple title to the Property or Properties vested in the applicable Mortgagor and insuring the applicable Deed of Trust to be a first lien (or junior lien, as the case may be) on such Property subject only to taxes for the current year, and such other matters of record as Bank shall approve in writing after reviewing and receiving the preliminary title report to the Property.

                  "Total Outstandings" means as of any date of determination thereof, the aggregate unpaid amount of all Advances made hereunder by Bank, including the aggregate unpaid amount of Advances made or outstanding pursuant to the Existing Agreement.

                  "Trust Amendment" means the Amendment dated May 17, 1989 and April 27, 1990 to the Declaration.

                  "Trust Documents" means the Declaration and the Trust
Amendment.

                  "Trust Note" means an Assigned Note which is not a Cash Flow Note.

                1.2 Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

                1.3 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with GAAP applied on a consistent basis, as in effect on the date hereof, except as otherwise specifically prescribed herein.

                1.4 Exhibits and Schedules. All exhibits and schedules to this Agreement, either as originally existing or as


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the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference.

         2. The Credit.

                2.1 Revolving Loans. Subject to the terms and conditions of this Agreement, Bank agrees to make Advances to Borrower (the "Credit"), from time to time during the Availability Period in such amounts as Borrower may request in accordance with Section 2.4 hereof. Each Advance made by Bank shall be in a minimum amount of Twenty-Five Thousand Dollars ($25,000). This is a revolving credit, and subject to the terms and conditions hereof, Borrower may, during the Availability Period, reborrow amounts repaid or prepaid. The Credit shall be used by Borrower for general working capital purposes but shall not be used to make or acquire any mortgage or other loans, provided, however, that nothing herein shall be deemed to prohibit Borrower from using the Credit to reduce or satisfy any security interest on any Property which is senior to the security interest of Borrower, or to reduce or satisfy any security interest or other liens on Property which is acquired by Borrower from its borrowers whether through foreclosure or otherwise.

                2.2 Amount of Commitment. The Credit shall be available to Borrower in an amount not to exceed the amount of the Commitment, provided that the aggregate amount of the Total Outstandings shall at no time exceed Five Million Dollars ($5,000,000).

                2.3 Revolving Note. All Advances under the Credit made by Bank shall be evidenced by and repaid with interest, in accordance with a Revolving Note, payable to the order of Bank in form and substance acceptable to Bank and substantially the same as Exhibit A hereto. The principal amount of the Revolving Note shall be equal to the total amount of the Credit and shall be payable in the unpaid amount of Advances under the Credit made by Bank. The date and amount of Advances made and all payments of principal and interest thereof received by Bank shall be entered by Bank on the records of Bank, and such entry, absent manifest error shall be prima facie evidence of such Advances and payments, provided that any failure by Bank to make any such entry shall not in any way relieve Borrower of any obligations hereunder or under the Revolving Note.

                2.4 Borrowing Procedure. Each Advance shall be made upon the irrevocable written request (or irrevocable telephonic request promptly confirmed in writing) of Borrower which shall be received by Bank not later than 10:00 A.M. Los Angeles time on the date of the requested Advance. Each notice shall specify:


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                    (a) The date of the Advance, which shall be a Lending Day;
and

                    (b) The amount of the Advance.

                2.5 Advances.

                    (a) Documents Furnished to Bank. Concurrently with each request for an Advance, Borrower shall deliver to Bank a certificate (the "Borrowing Base Certificate") of an authorized officer of Borrower in substantially the form of Exhibit 2.5(a) as to the Collateral Value of the Borrowing Base Collateral and the then unused amount of the Commitment, together with such other documents as Bank shall reasonably request with respect to the proposed Advance.

                    (b) Term of Advance. Each Advance must be repaid, in full, on or prior to the Termination Date.

                2.6 Interest. Interest on all Advances shall be calculated on the basis of a 360-day year and actual days elapsed, which results in more interest than if a 365-day year were used. Interest shall accrue on each Advance at a rate per annum equal to the Prime Rate plus one (1.00) percentage point. Such interest shall be due and payable on the first day of each month, commencing on the first day of the first month after the date of such Advance, and upon payment in full of the principal of such Advance.

                2.7 Principal Payments. Unless otherwise prepaid, Borrower shall repay the outstanding principal amount of each Advance, in full on the date determined in accordance with the provisions of Section 2.5(b) hereof.

                2.8 Payments Due on Non-Lending Day. Whenever any payment of principal, interest or fees is due on a day which is not a Lending Day, the applicable payment shall be made on the next succeeding Lending Day with interest calculated through the date when actually paid.

                2.9 Prepayments on the Credit. Upon telephonic request, promptly confirmed in writing, received by Bank by 10:00 a.m. on the date thereof, Borrower may at any time prepay any Advance, in full or in part in the minimum amount of Twenty Five Thousand Dollars ($25,000).

                2.10 Extension Fee. Borrower shall pay Bank an extension fee of $25,000 payable in four installments of $6,250 commencing on the execution of this Agreement and each three months thereafter with the final payment due on April 16, 1996.

         3. Disbursements and Payments.


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                3.1 Payments. Each Advance and each payment of principal,
interest and other sums due under this Agreement shall be made in immediately available funds at the Lending Office not later than 10:00 a.m. Los Angeles time on the date due.

                3.2 Overdue Payments of Principal and Interest. Any sum of principal or interest payable hereunder, if not paid within ten Lending Days of when due, shall bear interest (payable on demand) from its due date until payment in full (computed daily on the basis of a three hundred sixty (360) day year and actual days elapsed, which results in more interest than if a three hundred sixty-five (365) day year were used) at a rate per annum equal to five (5.00) percentage points over the interest rate then in effect.

                3.3 Other Overdue Payments. Any sum payable hereunder, other than principal or interest, if not paid within ten Lending Days of when due shall, to the extent permitted by applicable law, bear additional interest (payable on demand) from its due date until payment in full (computed daily on the basis of a three hundred sixty (360) day year and actual days elapsed, which results in more interest than if a three hundred sixty-five (365) day year were used) at a rate per annum equal to five (5.00) percentage points over the interest rate then in effect.

         4. Security

                4.1 Intentionally Deleted.

                4.2 Security Interest. Borrower hereby confirms a continuing security interest previously granted to Bank under the Existing Agreement in and lien upon, and assigns to Bank as security for the Obligations, all of Borrower's right, title and interest in and to all of Borrower's property, whether real, personal, tangible or intangible, whether now owned or hereafter acquired, and wherever located, including, without limitation, the Assigned Loans (whether now existing or hereafter arising or in which Borrower now has or may hereafter acquire any rights); and all proceeds of all of the foregoing. Such security interest, lien and assignment secures the payment of all Obligations now or hereafter existing, whether for principal, interest, fees, expenses or otherwise. The Collateral covered by the security interest shall include the following:

                    (a) All promissory notes, deeds of trust, mortgages, and other documents evidencing or securing the Assigned Loans;

                    (b) All cash, payments and prepayments of principal, interest, penalties and other income due or to become due in respect of the Assigned Loans including any participation or equity interest in the Property;


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                    (c) All the right, title and interest of every nature
whatsoever of Borrower in and to the following:

                        (i) All hazard and liability insurance policies, title insurance policies (or any binders or commitments to issue any of such policies) and all condemnation proceeds with respect to or relating to any of the Properties or the Assigned Loans; and

                        (ii) All servicing and all servicing agreements relating to the servicing of any Assigned Loans; and

                    (d) All files, surveys, certificates, correspondence, loan documents, instruments, appraisals, computer programs, tapes, disks, cards, accounting records, and other records, information and data of Borrower relating to the Assigned Loans or the Property.

                4.3 Right to Release Collateral. Provided no event which is, or with notice or lapse of time or both will be, an Event of Default hereunder (including, without limitation, the collateral maintenance requirements set forth in Section 7.12 hereof after giving effect to the request) has occurred and is continuing, in connection with the payment to Borrower of all amounts due under the applicable Assigned Loan(s), upon request of Borrower, Bank shall execute or redeliver to Borrower such documents as may be necessary to release any Collateral from the lien of this Agreement.

                4.4 Right to Service Collateral. Provided no Event of Default has occurred and is continuing, Borrower shall have the right and authority to service the Assigned Loans and to enforce the rights and remedies of holder thereunder. Upon the request of Borrower, Bank shall execute such documents or take such other action as may be reasonably necessary to so service or enforce the Assigned Loans.

         5. Representations and Warranties.

         Borrower represents and warrants as follows:

                5.1 Borrower's Organization. Borrower is a Real Estate Investment Trust duly organized and existing under the laws of California as a business trust, and is properly licensed and in good standing in every jurisdiction where the failure to so comply would be likely to have a material adverse affect on Borrower's operations as a whole.

                5.2 Intentionally Deleted.

                5.3 Authority. The execution, delivery and performance of this Agreement and any other instrument or agreement


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required hereunder are within Borrower's powers, have been duly authorized, and are not in conflict with the terms of any charter, Trust Document, bylaw or other organization papers of Borrower or any instrument or agreement material to Borrower's operations to which Borrower is a party or by which Borrower is bound or affected. Similarly, the execution, delivery and performance of any other Loan Document are within the power of the Person (other than Bank) executing such Document, have been duly authorized, and are not in conflict with the terms of any charter, bylaw or other organizational document of such Person or any instrument or agreement material to the operations of such Person to which such Person is a party or by which it may be bound or affected.

                5.4 Approvals and Consent. No approval, consent or other action by, or notice to or filing with, any governmental authority is necessary in connection with the execution, delivery or performance by Borrower, or enforcement by Bank, of this Agreement or any other Loan Document.

                5.5 Legality. There is no law, rule or regulation, nor is there any judgment, decree or order of any court or governmental authority binding on Borrower or any other material document, instrument or agreement to which Borrower is a party, which would be contravened by the execution, delivery, performance or enforcement of this Agreement or any other Loan Document where such contravention would have a material adverse effect on the financial conditions or operations of Borrower.

                5.6 Enforceability. This Agreement and any other Loan Documents to which Borrower is a party are the legal, valid and binding agreements of Borrower, enforceable against Borrower in accordance with their respective terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable.

                5.7 Clear Title. Borrower has good and marketable title to the Borrowing Base Collateral free and clear of all security interests, liens, encumbrances or rights of others, except for the lien created hereunder and for taxes which have resulted in a lien but are not yet delinquent.

                The execution, delivery or performance of this Agreement will not result in the creation of any such security interest, lien, encumbrance or right except for the security interest created hereunder.

                5.8 Litigation. There are no suits, proceedings, claims or disputes pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower or its property, the adverse determination of which would be likely to have a material adverse affect on Borrower's financial condition


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or operations or impair Borrower's ability to perform its obligations hereunder or under any instrument or agreement required hereunder.

                5.9 Event of Default. No event has occurred and is continuing or would result from the incurring of obligations by Borrower under this Agreement which is, or with the lapse of time or notice or both would be, an Event of Default.

                5.10 Trust Documents. Attached hereto as Exhibit B is a true, complete and correct copy of the Declaration and Trust Amendment. The Declaration, as amended by the Trust Amendments, is in full force and effect, has not been amended and no party thereto is in breach of any of the terms thereof.

                5.11 Financial Statements. All financial statements (including the balance sheet dated as of December 31, 1994 and March 31, 1995, income statement for the year ended December 31, 1994 and the quarter ended March 31, 1995 and statement of changes in financial position for the year ended December 31, 1994 and the quarter ended March 31, 1995), and all other information and data furnished by Borrower to Bank are complete and correct in all material respects, and such financial statements have been prepared in accordance with GAAP and fairly present the financial condition and results of operations of Borrower as of such date or for such period. Since March 31, 1995, there has been no change in Borrower's financial condition or results of operations sufficient to impair Borrower's ability to repay the Credit in accordance with the terms hereof. Borrower has no contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate, except as disclosed in such statements, information and data.

                5.12 ERISA. To the best of Borrower's knowledge, no fact or circumstance, including, but not limited to any Reportable Event, exists in connection with any Plan of Borrower which constitutes reasonable grounds for the termination of any such Plan or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan. For purposes of this representation and warranty, Borrower if not the Plan administrator, shall be deemed to have knowledge of all facts attributable to the Plan administrator designated pursuant to ERISA.

                5.13 Taxes. Borrower has filed all foreign, federal, state and local tax returns and other reports they are required by law to file, and which are material to the conduct of their business. Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments or charges not provided for on its books.


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                5.14 Compliance with Laws. Borrower has complied with all
federal, state and local laws, rules and regulations affecting the business of Borrower, including, without limitation, all applicable securities laws, except where failure to so comply would not be likely to have a material adverse effect on Borrower's financial condition or operations.

                5.15 Contracts. Borrower is not in default under any contracts, agreements or commitments to which Borrower is a signatory or by which Borrower is bound, which default would have a materially adverse affect on their ability to perform Borrower's obligations under this Agreement.

                5.16 Regarding Real Property. With respect to any Property which has been pledged as security under any Assigned Loan which is part of the Borrowing Base Collateral:

                    (a) The applicable Mortgagor has or shall have, upon recordation of the applicable Deed of Trust, good and marketable title to the Property, subject only to such exceptions as have been set forth in the applicable Title Policy.

                    (b) Except as otherwise disclosed to Bank, Borrower has not received any notice from any governmental or quasi-governmental body or agency or from any person or entity with respect to any actual or threatened taking of the Property or any portion thereof for any public or quasi-public purpose by the exercise of a right of condemnation or eminent domain and Borrower has no knowledge of any such actual or threatened taking of the Property.

                    (c) Except as otherwise disclosed to Bank, to the best of Borrower's knowledge, the Property and any improvements thereon are not currently and have never been subject to Hazardous Materials (as hereinafter defined), hazardous or toxic substances or wastes, or their effects. The term "Hazardous Materials" shall mean any flammables, explosive or radioactive materials, hazardous wastes, toxic substances or related materials including, without limitation, substances defined as "hazardous substances", "hazardous materials", "hazardous wastes" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, 42 U.S.C. Sec. 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901, et seq.; Section 25117 of the California Health and Safety Code; Section 25316 of the California Health and Safety Code; and those chemicals known to cause cancer or reproductive toxicity published pursuant to the Safe Drinking Water and Toxic Enforcement Act of 1986, Section 25249.5, et seq. of the California Health & Safety Code; and in the regulations adopted and publications promulgated pursuant to any of the aforesaid laws.

                    (d) Except as disclosed to Bank, to the best of Borrower's knowledge, the owner of the Property is in compliance with all federal, state and local laws, ordinances, statutes, rules, orders, decrees, directives and regulations (collectively, "Laws") affecting all or any portion of the Property, noncompliance with which would materially impair the value of the security for the Credit or the prospect of repayment of the Credit, and, to the best of Borrower's knowledge, no condition exists which, with the giving of notice or the lapse of time, or both, would form the basis for such a violation of any Laws. Borrower will at all times use its best efforts to cause the applicable Mortgagor to comply with all existing and future Laws affecting all or any portion of the Property.

                5.17 Regulations G, T, U and X; Investment Company Act. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carry" any "margin stock" or "margin security" within the meanings of Regulations G, T, U or X, respectively, of the Board of Governors of the Federal Reserve System. If requested by Bank, Borrower will furnish Bank with a statement or statements in conformity with the requirements of Federal Reserve Forms G-3 and/or U-1 referred to in Regulations G or U of said Board of Governors. No part of the proceeds of any Credit hereunder will be used to purchase or carry any such "margin security" or "margin stock" or to extend credit to others for the purpose of purchasing or carrying any such "margin security" or "margin stock" in violation of Regulations G, T, U or X of said Board of Governors. Borrower is not required to be registered under the Investment Company Act of 1940.

                5.18 Assigned Loans. With respect to each Assigned Loan which is part of the Borrowing Base Collateral:

                    (a) Borrower is and will at all times be the legal and equitable owner and holder of the Assigned Loan, free and clear of all mortgages, liens, pledges, charges, security interests or other encumbrances whatsoever other than those of Bank. The Assigned Loans have been duly authorized and validly issued to Borrower. All of the Assigned Loans have been (and will be) validly pledged and assigned to Bank and delivered to Bank subject to no other mortgages, liens, pledges, charges, security interests or other encumbrances whatsoever.

                    (b) Borrower has, and will continue to have, the full right and authority to pledge the Assigned Loans.

                    (c) All Assigned Loans and all documents related thereto:
(i) as of any date of determination, have been

(and will be) duly executed and delivered by the parties thereto, (ii) have been (and will be) made in compliance with all requirements of law, (iii) are (and will be) valid and enforceable in accordance with their terms, without defense or offset, (iv) have not been (and will not be) modified or amended nor any requirements thereof waived in any manner which would reduce or impair the value of such Assigned Loan as collateral hereunder in any material respect without the prior written consent of Bank and (v) constitute (and will constitute) bona fide transactions entered into in the ordinary course of Borrower's business.

                    (d) Except as disclosed to Bank in writing, no event of default nor any event which with the giving of notice or lapse of time or both would become an event of default has occurred and is continuing under any Assigned Loan.

                    (e) All fire and casualty policies covering the Property encumbered by each Assigned Loan are in full force and effect and afford (and will afford) insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance or course of construction insurance, as applicable.

                5.19 Continuing Representations and Warranties. The representations and warranties contained in Article 5 and in any instrument or agreement executed and delivered in connection herewith shall be deemed to be made by Borrower on and as of the date of each request for an Advance under the Credit.

         6. Conditions Precedent.

                6.1 Condition Precedent to Execution of the Agreement. Bank shall have received the favorable opinion of Borrower's counsel, dated as of the date hereof, addressed to Bank with respect to the matters set forth in Sections 5.1, 5.3, 5.4, 5.5 and 5.6 of this Agreement.

                6.2 Conditions Precedent to Advances. The obligation of Bank to make any Advances is subject to the conditions that, on the date of each
Advance:

                    (a) There shall have been delivered to Bank, in form and substance satisfactory to Bank:

                        (i) a certificate signed by a duly authorized officer of Borrower and dated the date of the Advance stating the representations and warranties contained in Article 5 and any instrument or agreement executed and delivered in connection herewith are then true and accurate in all material respects as though made on and as of such date (except the representations and warranties may reflect changes in the financial condition and operations of Borrower occurring subsequent to the date of this Agreement which are not materially adverse changes with respect to the financial conditions or operations of Borrower and which are not the result of a breach of any covenant herein), and there is no Event of Default and no event or occurrence which, with the giving of notice or the passage of time or both, would become an Event of Default;

                        (ii) the written request for borrowing referred to in
Section 2.4 hereof, with respect to each Advance;

                        (iii) the Borrowing Base Certificate; and

                        (iv) such other documents as Bank may reasonably request in order to effect fully the purposes and covenants of this Agreement.

                    (b) No Event of Default, and no event which with the giving of notice or the lapse of time or both would constitute such an Event of Default, shall have occurred and be continuing.

             7. Affirmative Covenants.

                Borrower covenants and agrees that so long as the Credit shall remain available, and until the full and final payment of all indebtedness incurred hereunder, Borrower shall fully comply with the following terms and conditions:

                7.1 Notice. Promptly give written notice to Bank of:

                    (a) All litigation affecting Borrower:

                        (1) Where the amount claimed is Two Hundred Fifty Thousand Dollars ($250,000) or more;

                        (2) Where equitable relief is sought; or

                        (3) For any amount where a cause of action for fraud is alleged;

                    (b) Any involuntary lien affecting the property or assets of Borrower in excess of Two Hundred Fifty Thousand Dollars ($250,000);

                    (c) Any substantial dispute which may exist between Borrower and any governmental regulatory body or law enforcement authority;

                    (d) Any monetary default or any notice of default given by Borrower under any Assigned Note or Deed of Trust;

                    (e) Any event which is, or with notice or lapse of time or both would be, an Event of Default; and

                    (f) Any other matter which has resulted or might result in a material adverse change in Borrower's financial condition or operations.

                7.2 Financial Statements and Reports. Provide Bank with:

                    (a) Within one hundred ten (110) days after the end of each fiscal year, Borrower's 10-K Report and annual audited financial statements (including balance sheet, income statement and statement of changes in financial position) with the unqualified opinion of a certified public accountant acceptable to Bank;

                    (b) As soon as available but no later than sixty (60) days after the close of each quarter, Borrower's 10-Q Report, Borrower's balance sheet as of the close of such period, and Borrower's income statement, statement of changes in financial position for such period and for that portion of Borrower's fiscal year ending with such period, certified as being complete and correct and fairly presenting Borrower's financial condition and results of operations by the chief financial officer of Borrower;

                    (c) Within ten (10) days from the end of each month, a report in a format and containing such information as requested by Bank with respect to Assigned Loans which are delinquent by 30 days or more in the payment of any Debt to any Person; and

                    (d) Promptly, such financial information concerning Borrower's business activities and financial condition as Bank may reasonably request from time to time.

                7.3 Books and Records. Maintain adequate books, accounts and records and prepare all financial statements required in accordance with GAAP, and permit employees or agents of Bank at any reasonable time to inspect Borrower's properties and examine or audit Borrower's books, accounts and records and make copies and memoranda thereof.

                7.4 Maintain Existence.

                    (a) Maintain and preserve its existence and all rights, privileges and franchises now enjoyed, and

                    (b) Keep all its properties in good working order and condition normal wear and tear excepted.

                7.5 Insurance. Maintain and keep in force in adequate amounts such insurance as is usual in its business and submit schedules of insurance in such form and substance as reasonably requested by Bank.

                7.6 Security. Upon notice by Bank, perform such acts as may be necessary or advisable to perfect any security interest or lien provided for herein or otherwise to carry out the intent of this Agreement.

                7.7 Compliance with Laws. At all times comply with all laws, rules, regulations, orders and directions of any governmental authority having jurisdiction over it or its business, except as such may be contested in good faith and except where failure to comply could not have a material adverse effect on Borrower's consolidated financial condition.

                7.8 Payment of Obligations. Pay all its obligations, including tax claims, when due, except such as may be contested in good faith.

                7.9 Tangible Net Worth. Maintain at all times Tangible Net Worth of at least $20,000,000.

                7.10 Environmental Indemnification. At its expense, protect, defend, indemnify, save and hold Bank harmless from and against any and all claims, demands, losses, expenses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including but not limited to attorneys' fees and expenses), arising directly or indirectly, in whole or in part, out of (i) the presence on or under the Property of any Hazardous Materials, or any releases or discharges of any Hazardous Material on, under or from the Property, or (ii) any activity carried on or undertaken on or off the Property, whether prior to or during the term of this Credit, and whether by Borrower, the present owner or any predecessor in title or any employees, agents, contractors or subcontractors of Borrower, the present owner or any predecessor in title, or any third persons at any time occupying or present on the Property (excluding, however, any activity undertaken by or on behalf of Bank after foreclosure or other sale of the Property), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials at any time located or present on or under the Property. The foregoing indemnities shall further apply to any residual contamination on or under the Property, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances.

                7.11 Use of Proceeds. Use the proceeds of the Credit only for the purposes set forth in Section 2.1 hereof.

                7.12 Maintenance of Collateral. If the aggregate Collateral Value of the Borrowing Base Collateral shall at any time be less than the amount of the Advances then outstanding, prepay the Credit in such an amount so that immediately after giving effect to such prepayment, the aggregate Collateral Value of the Borrowing Base Collateral shall be not less than the aggregate amount of all Advances then outstanding.

                7.13 Mandatory Repayment. Borrower agrees that for the Availability Period, it shall repay in its entirety the aggregate outstanding amount of the Obligations for not less than 30 consecutive days, and shall have no right to borrow during such period.

         8. Negative Covenants.

                Borrower covenants and agrees that so long as the Credit shall remain available, and until the full and final payment of all Obligations, Borrower shall not, without Bank's prior written consent (which shall not be unreasonably withheld):

                8.1 Intentionally Deleted.

                8.2 Intentionally Deleted.

                8.3 Intentionally Deleted.

                8.4 Acquisition of Assets. Acquire or purchase the capital stock, assets or business of any other Person, or acquire or purchase other securities, other than money market instruments acquired in the ordinary course of its cash management activities.

                8.5 Liquidate, Merge, Sell Assets. Liquidate or dissolve or enter into any consolidation, merger, partnership, joint venture or other combination, or sell, lease or dispose of its business or assets as a whole or such as in the opinion of Bank constitute a substantial portion of its business or assets.

                8.6 Disposition of Assets. Dispose of any of its assets except for full, fair and reasonable consideration, or enter into any sale and leaseback agreement covering any of its assets.

                8.7 Change in Business Activities. Engage in any business activities or operations substantially different from or unrelated to present business activities and operations that might, in the opinion of Bank, have a material adverse effect on the financial condition of Borrower.

                8.8 Payments to Affiliates. Make any cash capital contributions to any Person, or repurchase any shares of beneficial interest of the Trust from holders of such shares.

                8.9 Trust Documents. Amend any provision of the Trust Documents without notice to and approval of Bank.

         9. Events of Default.

                Regardless of the terms of any note issued hereunder, the existence or occurrence of any of the following events shall constitute an Event of Default:

                9.1 Nonpayment. Borrower shall fail to pay (i) when due the principal amount of any Advances made hereunder or (ii) within five days of the due date any other sums outstanding under this Agreement or any instrument or agreement required under this Agreement.

                9.2 Breach of Representation or Warranty. Any representation or warranty herein or in any agreement, instrument or certificate executed pursuant hereto or in connection with any transaction contemplated hereby shall prove to have been false or misleading in any material respect when made.

                9.3 Intentionally Deleted.

                9.4 Judgment. A judgment or judgments shall be entered against Borrower and become final upon appeal or because of the failure to appeal within the required time in the aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) or more on a claim or claims not covered by insurance or for which adequate reserves have not been established and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five days prior to the date of any proposed sale thereunder.

                9.5 Involuntary Liens. Any involuntary lien or liens in the aggregate sum of Two Hundred Fifty Thousand Dollars ($250,000) or more, of any kind or character, shall attach to any assets or property of Borrower, and remain in effect for a period of sixty (60) days after the date of such lien, or in any event later than five days prior to the date of any sale thereunder, except for taxes due but not in default and liens, the validity of which are being contested in good faith by appropriate proceedings commenced upon stay of execution of the enforcement thereof.

                9.6 Voluntary Proceedings. Borrower shall fail to pay its debts generally as they come due, or shall file any petition or action for relief under any bankruptcy reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors.

                9.7 Involuntary Proceedings. An involuntary petition shall be filed under any bankruptcy statute against Borrower, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) shall be appointed to take possession, custody, or control of the properties of Borrower and shall not be dismissed or discharged within ninety (90) days of institution or appointment.

                9.8 Governmental Action. Any governmental regulatory authority shall take or institute action against Borrower or any part of the Borrowing Base Collateral which, in the opinion of Bank, will have a material adverse effect on Borrower's condition, operations or ability to repay the Credit, unless such action is set aside or withdrawn or ceases to be in effect within six (6) months.

                9.9 Intentionally deleted.

                9.10 Reportable Event. Any Reportable Event or any other fact or circumstance which constitutes reasonable grounds for the termination of any Plan of Borrower or for the appointment by an appropriate United States District Court of a trustee to administer any such Plan, shall be terminated within the meaning of Title IV of ERISA, or a trustee shall be appointed by the appropriate United States District Court to administer any plan of Borrower upon the occurrence of any of the foregoing, or the aggregate amount of Borrower's vested unfunded liability under all such Plans exceeds ten percent (10%) of Borrower's net worth.

                9.11 Breach of Certain Covenants. Failure of Borrower to perform or comply with any term or condition contained in Section 7.4(a) or Article 8 of this Agreement.

                9.12 Other Defaults Under Agreement. Failure of Borrower to perform or comply with any other covenant contained in this Agreement and such default shall not have been remedied or waived within thirty (30) days after receipt of notice from Bank of such default.

                9.13 Intentionally Deleted.

                9.14 Remedies Upon Event of Default. Without limiting any other rights or remedies of Bank provided for elsewhere in this Agreement or by applicable law, or in equity, or otherwise:

                    (a) Upon the occurrence of any Event of Default:

                        (1) the obligation of Bank to make or continue the Credit and all other obligations of Bank and all rights of Borrower shall terminate without notice to or demand upon Borrower, which are expressly waived by Borrower, except that Bank may waive such Event of Default or, without waiving, determine, upon terms and conditions satisfactory to Bank, to make further Advances, which waiver or determination shall be binding upon Borrower.

                        (2) Bank may declare all or any part of the unpaid principal, all interest accrued and unpaid thereon and all other amounts payable under or in respect of this Agreement to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

                        (3) Bank, without notice to or demand upon Borrower, which are expressly waived by Borrower, may proceed to protect, exercise and enforce its rights and remedies under this Agreement against Borrower and such other rights and remedies as are provided by law or equity, including, without limitation, all of the rights and remedies of a secured party under the Uniform Commercial Code.

                        (4) Bank may require Borrower to deliver all Assigned Loans not already in Bank's possession to Bank (Borrower hereby agreeing to do so on demand of Bank), sell any Assigned Loan, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as Bank may reasonably deem satisfactory, and Bank may be the purchaser of any or all of the Assigned Loans so sold and thereafter hold the same absolutely free from any right or claim or whatsoever kind. Bank is authorized, at any such sale, if it reasonably deems it advisable so to do, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account, for investment, and not with a view to the distribution or sale of any Assigned Loan. Upon any such sale, Bank shall have the right to deliver, assign and transfer to the purchaser thereof the Assigned Loan so sold. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of Borrower, and Borrower hereby specifically waives all rights of redemption which it has or may have under any rule of law or statute now existing or hereafter adopted. At any such sale, the Assigned Loans may be sold in one lot as an entirety or in separate parcels, as Bank may determine. Bank shall not be obligated to make any sale pursuant to any such notice. Bank may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Assigned Loans on credit or for future delivery, the Assigned Loans so sold may be retained by Bank until the selling price is paid by the purchaser thereof, but Bank shall not incur any liability in case of the failure of such purchaser to take up and pay for the Assigned Loans so sold and, in case of any such failure, such Assigned Loans may again be sold upon like notice. Bank may, however, instead of exercising the power of sale herein conferred upon it, proceed by a suit or suits at law or in equity to collect all amounts due upon the Assigned Loans, and/or to foreclose the pledge and sell the Assigned Loans or any portion thereof, under a judgment or degree of a court or courts of competent jurisdiction. Bank shall incur no liability as a result of the sale of the Assigned Loans, or any part thereof, at any private sale. Borrower hereby waives any claims it may have against Bank arising by reason of the fact that the price at which the Assigned Loans may have been sold at such private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the indebtedness then outstanding, even if Bank accepts the first offer received and does not offer the Assigned Loans to more than one offeree.

                        (5) Bank may notify obligors under any of the Assigned Loans to make all payments directly to Bank, and Bank may take all action deemed necessary or desirable by Bank to collect such amounts.

                        (6) Bank may exercise any right under any Deed of Trust or mortgage.

                    (b) The order and manner in which Bank's rights and remedies are to be exercised shall be determined by Bank in its sole discretion, and all payments received by Bank, shall be applied first to the costs and expenses (including attorneys' fees and disbursements) of Bank, second, to the payment of accrued and unpaid interest on the Credit to and including the date of such application, third, to the payment of the unpaid principal of the Credit, and fourth, to the payment of all other amounts (including fees) then owing to Bank hereunder. No application of payments will cure any Event of Default, nor prevent acceleration, or continued acceleration, of amounts payable hereunder, or prevent the exercise, or continued exercise, of rights or remedies of Bank hereunder or at law or in equity, provided, however, that nothing herein shall authorize Bank to continue to exercise its remedies against the Collateral once the Obligations have been paid in full.

         10. Miscellaneous.

                10.1 Cumulative Remedies; No Waiver. The rights, powers, privileges and remedies of Bank provided herein are cumulative and not exclusive of any right, power, privilege or remedy provided by law or equity. No failure or delay on the part of Bank in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Article 9 hereof are inserted for the sole benefit of Bank and Bank may waive them in whole or in part, with or without terms or conditions, in respect of any portion of the Credit, without prejudicing Bank's rights to assert them in whole or in part in respect of any other portion of the Credit.

                10.2 Amendments; Consents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement, no approval or consent thereunder, and no consent to any departure by Borrower, may in any event be effective unless in writing signed by Bank and then only in the specific instance and for the specific purpose given.

                10.3 Costs, Expenses and Taxes. Borrower shall pay on demand the reasonable costs and expenses of Bank in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents (not to exceed $20,000), and of Bank in connection with the amendment, waiver, refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto, including, without limitation, filing fees, recording fees, title insurance fees, appraisal fees, search fees and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel, independent public accountants and other outside experts retained by Bank, and including, without limitation, any costs, expenses or fees incurred or suffered by Bank in connection with or during the course of any bankruptcy or insolvency proceedings of Borrower or any Subsidiary. Borrower shall pay any and all documentary and other taxes (other than income or gross receipts taxes generally applicable to banks) and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify Bank from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of any Person to perform any of its obligations. Any amount payable to Bank under this Section 10.3 shall bear interest from the second Lending Day following the date of demand for payment at the rate provided for in Section 2.6 hereof.

                10.4 Nature of Bank's Obligations. Nothing contained in this Agreement or any other Loan Document and no action taken by Bank pursuant hereto or thereto may, or may be deemed to, make Bank a partnership, an association, a joint venture or other entity, either with Borrower or any affiliate of Borrower.

                10.5 Reliance Upon Representations and Warranties. All representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the parties to any Loan Document have been or will be relied upon by Bank, not withstanding any investigation made by Bank or on their behalf.

                10.6 Notices. Except as otherwise expressly provided in the Loan Documents: (a) All notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telegraphed, telecopied, delivered or sent by telex or cable to the appropriate party at the address set forth on the signature pages of this Agreement or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section 10.6 and (b) Any notice, request, demand, direction or other communication given by telegram, telecopier, telex or cable must be confirmed within 48 hours by letter mailed or delivered to the appropriate party at its respective address. Except as otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail, it will be effective on the earlier of receipt or the third calendar day after deposit in the United States mail with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telex or telecopier, when sent; or if given by personal delivery, when delivered.

                10.7 Execution of Loan Documents. Unless Bank otherwise specifies with respect to any Loan Document, this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

                10.8 Binding Effect; Assignment. This Agreement and the other Loan Documents shall be binding upon and shall inure to the benefit of the parties hereto and thereto and Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of Bank.

                10.9 Lien on Deposits and Property in Possession of any Bank. In addition to all liens and rights of setoff given to Bank by law against any property of Borrower, as security for the prompt payment and performance of all obligations, Borrower hereby grants to Bank a lien on and a security interest in all of its right, title and interest in and to any and all deposit accounts now or hereafter maintained with Bank and in and to any and all of its property and the proceeds thereof now or hereafter in the possession of Bank and hereby grants to Bank a right of setoff against all such deposit accounts, property and the proceeds thereof. The foregoing shall apply whether held in a general or special account, on deposit or for safekeeping or otherwise. Each such lien, security interest and right of setoff may, upon an Event of Default, be enforced or exercised without demand or notice to Borrower, shall continue in full force and effect unless specifically waived or released by Bank in writing and shall not be deemed waived by any conduct of Bank, by any failure of Bank to exercise any such right of setoff or to enforce any such lien or security interest or by any neglect or delay in so doing. If an Event of Default has occurred and is continuing, Bank may exercise its rights under the Uniform Commercial Code and other applicable Laws and apply any fund in any deposit account maintained by Borrower with Bank and/or any Property of Borrower and the proceeds thereof in its possession against any obligation owned by Borrower to Bank hereunder and/or under any other Loan Document.

                10.10 Indemnity by Borrower. Borrower agrees to indemnify, save and hold harmless Bank and its directors, officers, agents, attorneys and employees and their respective successors and assigns (collectively the "Indemnitees") from and against: (a) Any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than Bank) if the claim, demand, action or cause of action directly or indirectly relates to a claim, demand, action or cause of action that such Person has or asserts against Borrower, any Affiliate of Borrower or any officer, director or shareholder of Borrower and arises out of or relates to the relationship between Borrower and Bank under any of the Loan Documents or the transactions contemplated thereby; and (b) Any and all liabilities, losses, costs or expenses (including attorneys' fees and disbursements and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct. Each Indemnitee is authorized to employ counsel of its own choosing in enforcing its rights hereunder and in defending against any claim, demand, action or cause of action covered by this
Section 10.10; provided that each Indemnitee shall endeavor, in connection with any matter covered by this Section 10.10 which also involves other Indemnitees, to use reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees. Borrower shall be responsible for the fees and costs of one such counsel, or such greater number of counsel as may be required due to conflicts of interest. Any obligation or liability of Borrower to any Indemnitee under this Section 10.10 shall survive the expiration or termination of this Agreement and the repayment of the Credit and the payment and performance of all other obligations owed to Bank.

                10.11 Nonliability of Bank. Borrower acknowledges and agrees that:

                    (a) Any inspections of any collateral made by or through Bank are for purposes of administration of the Loan only and Borrower is not entitled to rely upon the same;

                    (b) By accepting or approving anything required to be observed, performed, fulfilled or given to Bank pursuant to the Loan Documents, including any certificate, financial statement, insurance policy or other document, Bank shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Bank;

                    (c) The relationship between Borrower and Bank is, and shall at all times remain, solely that of a borrower and Bank; Bank shall not under any circumstance be construed to be a partner or joint venturer of Borrower or its Affiliates; Bank shall not under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; Bank does not undertake or assume any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their property, any Collateral held by Bank or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Bank in connection with such matters is solely for the protection of Bank and neither Borrower nor any other Person is entitled to rely thereon; and

                    (d) Bank shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrower and/or its Affiliates, and Borrower hereby indemnifies and holds Bank harmless from any such loss, damage, liability or claim.

                10.12 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower and Bank in connection with the Credit, and is made for the sole protection of Borrower, and Bank, and Bank's successors and assigns. Except as provided in Section 10.10, no other Person shall have any rights of any nature hereunder or by reason hereof.

                10.13 Confidentiality. Bank agrees to hold any confidential information that it may receive from Borrower pursuant to this Agreement in confidence, except for disclosure: (a) To legal counsel, accountants and other professional advisors to Borrower or Bank; (b) To regulatory officials having jurisdiction over Bank; (c) As required by Law or legal process or in connection with any legal proceeding to which Bank is a party;

(d) To another financial institution in connection with a disposition or proposed disposition of all or part of Bank's interests hereunder; provided that such financial institution agrees to be bound by the terms of this Section 10.13; and (e) To prospective purchasers of Collateral in connection with any disposition thereof; provided that nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of Bank to Borrower or to create or give rise to any relationship of confidence or trust between Bank and Borrower.

                10.14 Further Assurances. Borrower and its Subsidiaries shall, at their expense and without expense to Bank, execute and deliver such further acts and documents as Bank from time to time reasonably requires for the assuring and confirming unto Bank of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention of facilitating the performance of the terms of any Loan Document, or for assuring the validity, perfection, priority or enforceability of any lien under any Loan Document.

                10.15 Integration. This Agreement, the Exhibits and Schedules hereto together with the other Loan Documents, comprise the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersede all prior or contemporaneous agreements, written or oral, on the subject matter hereof or thereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of Bank in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

                 10.16 Governing Law. Except to the extent otherwise provided herein or therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the local Laws of California; provided that the local Laws of California shall not apply with respect to any foreclosure of real Property Collateral located outside California, and in no event shall California Code of Civil Procedure Sections 726 and/or 58Oa and/or 58Ob and/or 58Od apply to any such foreclosure outside of California or to the right of Bank to obtain a deficiency judgment for all Obligations remaining due following such foreclosure.

                10.17 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other part/ or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

                10.18 Headings. Article and Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

                10.19 Time of the Essence. Time is of the essence of the Loan Documents.

                10.20 Reference. (a) Other than (i) non-judicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law) each controversy, dispute or claim between the parties arising out of or relating to this Agreement, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to the Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in Los Angeles, California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court of Los Angeles (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Los Angeles Superior Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one preemptory challenge pursuant to CCP 170.6. The Referee shall (a) be requested to set the matter for hearing within sixty (60) days after the Claim Date and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP 644 in any court in the State of California having jurisdiction. Any party may apply for a reference at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and, request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies as appropriate.

                    (b) Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

                    (c) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

                    (d) In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Los Angeles Superior Court, in accordance with the California Arbitration Act, Sections 1280 through 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

                10.21 Participations. Insofar as Borrower is concerned, Bank shall have the right at any time to sell, assign, transfer, negotiate or grant participations in all or any part of the Credit or the Revolving Note to one or more financial institutions. The terms and provisions of this Credit Agreement and the other Loan Documents shall inure to the benefit of any such assignee or transferee , and in the event of such transfer or assignment, the rights and privileges herein conferred upon Bank shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. In connection therewith, Bank may disclose all documents and information which Bank now or hereafter may have relating to the Credit, this Agreement, Borrower, any other Persons referred to herein or any of the business of any of the foregoing entities.

                10.22 Limitation of Liability. Notwithstanding any provision herein or in any Loan Document to the contrary, in accordance with Section 7.2 of the Declaration, neither the "Shareholders" nor the "Trustees" nor officers of Borrower shall be liable hereunder, or under any other Loan Document, and Bank and its successors and assigns shall look solely to Borrower for the payment of any claim hereunder or thereunder or for the performance hereof or thereof. Each of the foregoing quoted terms has the meaning ascribed to it in the Declaration.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

ANGELES MORTGAGE INVESTMENT                 Address:
TRUST, a California business
trust                                       340 North Westlake Boulevard
                                            Suite 230
By:                                         Westlake Village, CA  91362

     By/s/RONALD CONSIGLIO                  Attn:    Ronald Consiglio
       ------------------------                      President and
           Trustee                                   Chief Operating
                                                     Officer

                                            Telecopy No. (805) 449-1336

                                            With a copy to:

                                            Greenberg, Glusker, Fields,
                                             Claman & Machtinger
                                            1900 Avenue of the Stars
                                            Suite 2000
                                            Los Angeles, CA  90067
                                            Attn:  Jean Morris, Esq.

                                            Telecopy No. (310) 553-0687

IMPERIAL BANK, a California                 Address:
Banking Corporation

                                            Los Angeles Regional
                                            Office
                                            201 North Figueroa
                                            Los Angeles, CA 90012

By/s/FRANK FRATTO                           Attn:  Frank Fratto
  -----------------------------                    Regional Vice President

                                            Telecopy No. (213) 484-3721

By                                          With a copy to:
  -----------------------------
                                            Loeb and Loeb
                                            1000 Wilshire Boulevard
                                            Suite 1800
                                            Los Angeles, CA 90017
                                            Attn:  David L. Ficksman, Esq.

                                            Telecopy No. (213) 688-3460

                                                       and

                                            Imperial Bank Legal
                                            Department
                                            9920 S. La Cienega Blvd.,
                                            Inglewood, CA 90301
                                            Attn:  Richard M. Baker, Esq.
                                                   Senior Vice President
                                                   and General Counsel

                                            Telecopy No. (310) 417-5695

                                      NOTE

$5,000,000                                               July   , 1995
                                                         Los Angeles, California


        FOR VALUE RECEIVED, ANGELES MORTGAGE INVESTMENT TRUST, a California business trust ("Borrower"), promises to pay to the order of IMPERIAL BANK ("Payee") on July 31, 1996, the lesser of Five Million Dollars ($5,000,000) or the amount of all Advances made to the Borrower under the Second Amended and Restated Loan and Security Agreement dated as of the date hereof (as at any time amended or supplemented, the "Credit Agreement") between the Borrower and Payee.

        Borrower also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rate of 1% per year in excess of Payee's Prime Rate or at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement.

        This Note is the "Revolving Note" referred to in the Credit Agreement and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Advances evidenced hereby are made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.


                                   Exhibit A

        Each Advance hereunder shall be made in accordance with the Credit Agreement. The Payee shall, and is hereby authorized to, enter on its records, the date and amount of each Advance, and other information referred to therein; provided that the failure to make an entry of any Advance or payment on this Note shall not limit or otherwise affect the obligation of Borrower hereunder with respect to the payment of principal or interest on this Note.

        All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of the Payee located at 201 North Figueroa, Los Angeles, California 90012, or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Until notified in writing of the transfer of this Note, Borrower shall be entitled to deem Payee or such person who has been so identified by a transferor in writing to Borrower as the holder of this Note, as the owner and holder of this Note.

        Whenever any payment on this Note shall be stated to be due on a day which is not a Lending Day, such payment shall be made on the next succeeding Lending Day and such extension of time shall be included in the computation of the payment of interest on this Note.

        The Credit Agreement and this Note shall be governed by, and shall be construed and enforced in accordance with the laws of the State of California.

        Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

        The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

        No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

        Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note. Borrower and endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

        IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered by the undersigned duly authorized officer as of the day and year and at the place first above written.

                                        Angeles Mortgage Investment Trust,
                                        a California business trust



                                        By ___________________________________
                                                Ronald Consiglio, Trustee